Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

April 26, 2024

Media Contact:	Investor Contact:
Sarah Hamaker	Nick White
Corporate Communications	Investor Relations
Phone: 435-513-0799	Phone: 503-464-8073

Portland General Electric Announces First Quarter 2024 Results
•First quarter results reflect continued strong semiconductor and data center demand growth
•Clearwater Wind Development placed into service in January, providing geographic resource diversity and 311 MW of clean energy generation to customers
•Reaffirming 2024 adjusted earnings guidance of $2.98 to $3.18 per diluted share

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $109 million, or $1.08 per diluted share, for the first quarter of 2024. After adjusting for the impact of the January 2024 storm, first quarter 2024 non-GAAP net income was $123 million, or $1.21 per diluted share. This compares with GAAP net income of $74 million, or $0.80 per diluted share, for the first quarter of 2023.

“Our results this quarter speak to strong execution and robust semiconductor and data center growth, underscoring the importance of Portland General Electric’s commitment to investments in grid resilience,” said Maria Pope, PGE President and CEO. “The PGE team navigated extreme winter storms and energy market conditions early in the first quarter and, as we look ahead, we remain focused on advancing plans to meet the growing needs of our customers.”

First Quarter 2024 Compared to First Quarter 2023
Total revenues increased due to demand growth from semiconductor and digital customers and recovery of capital, operating and power costs, partially offset by lower residential and commercial usage. Purchased power and fuel expense increased primarily due to unfavorable market conditions during severe weather events during the quarter. Operating and administrative expenses increased due to higher generation maintenance, vegetation management, wildfire mitigation, and service restoration costs. Depreciation and amortization expense and interest expense increased due to ongoing capital investment.

Company Updates
Clearwater Wind Development
Clearwater Wind Development, a 311 MW wind project, was placed in-service in January 2024. This resource, located in eastern Montana, is complementary to generation in Oregon and Washington. The project is expected to deliver higher levels of production during the winter and summer, allowing PGE to serve Oregon customers with reliable, clean energy at reduced energy costs, capturing the benefits of regional diversity.

2025 General Rate Case Update
On February 29, 2024, PGE filed with the OPUC a general rate case based on a 2025 test year (2025 GRC). Regulatory review of the 2025 GRC will continue throughout 2024, with issuance of a final order by the OPUC expected by the end of the year, with new prices effective January 1, 2025.
Extended Day Ahead Market
On March 21, 2024, PGE announced plans to join the California Independent System Operator’s (CAISO) Extended Day-Ahead Market (EDAM) to help lower power costs, increase resilience and access more clean energy sources from across the West. The EDAM is expected to begin operating in 2026 and PGE anticipates gross energy cost savings between $6 million and $18 million annually, depending on the final number of EDAM participants.
2023 Environmental, Social and Governance (ESG) Report
In March, PGE released its 2023 ESG Report, the annual report showcases PGE’s progress to support resilient energy ecosystems, thriving communities and good governance. This report outlines PGE’s commitment to advancing environmental, social and governance values core to our business.
Quarterly Dividend
As previously announced, on April 19, 2024, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.50 per share. The quarterly dividend is payable on or before July 15, 2024 to shareholders of record at the close of business on June 24, 2024.

2024 Earnings Guidance
PGE is reaffirming its estimate for full-year 2024 adjusted earnings guidance of $2.98 to $3.18 per diluted share based on the following assumptions:
•Exclusion of the impacts of the January 2024 winter storm, including non-deferrable Reliability Contingency Event (RCE) costs and non-deferred incremental storm restoration costs;
•An increase in energy deliveries of 2% to 3%, weather adjusted;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $815 million and $840 million which includes approximately $165 million of wildfire, vegetation management, deferral amortization and other expenses that are offset in other income statement lines;
•Depreciation and amortization expense between $475 million and $525 million;
•Effective tax rate of 10% to 15%;
•Cash from operations of $700 to $800 million;
•Capital expenditures of $1,340 million; and
•Average construction work in progress balance of $795 million.

First Quarter 2024 Earnings Call and Webcast — April 26, 2024
PGE will host a conference call with financial analysts and investors on Friday, April 26, 2024, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE’s investor website "Events & Presentations" page beginning at 2 p.m. ET on April 26, 2024.

Maria Pope, President and CEO; Joe Trpik, Senior Vice President of Finance and CFO; and Nick White, Manager of Investor Relations, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, balance sheets and statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•Non-deferrable Reliability Contingency Event (RCE) costs resulting from the January 2024 winter storm

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company’s GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

PGE’s reconciliation of non-GAAP earnings for the quarter ended March 31, 2024 are below.

Non-GAAP Earnings Reconciliation for the quarter ended March 31, 2024

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the quarter ended March 31, 2024	$109	$1.08
Exclusion of January 2024 storm costs	19	0.18
Tax effect (1)	(5)	(0.05)
Non-GAAP as reported for the quarter ended March 31, 2024	$123	$1.21
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory rate.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is an integrated energy company that generates, transmits and distributes electricity to over 930,000 customers serving an area of 1.9 million Oregonians. For more than 130 years, Portland General Electric (PGE) has powered social progress, delivering safe, affordable, reliable and increasingly clean electricity while working to transform energy systems to meet evolving customer needs. PGE customers have set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. PGE is committed to reducing emissions from its retail power supply by 80% by 2030 and 100% by 2040. PGE is recognized by the Bloomberg Gender-Equality Index for the company's commitment to creating a more equal, inclusive workplace. In 2023, PGE employees, retirees and the PGE Foundation donated nearly $4.6 million and volunteered over 23,000 volunteer hours to more than 400 nonprofit organizations. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including assumptions and expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "assumptions," "based on," "believes," "conditioned upon," "considers," "could," "estimates," "expects," "forecast," "goals," "intends," "needs," "plans," "predicts," "projects," "promises," "seeks," "should," "subject to," "targets," "will continue," "will likely result," or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; changing customer expectations and choices that may reduce demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE's jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability, cost and required collateral for purchased power and fuel; changes in capital and credit market conditions, including volatility of equity markets, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company's strategic plan as currently envisioned; general economic and financial market conditions, including inflation; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE's risk management policies and procedures; PGE's ability to effectively implement Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk; cyber security attacks, data security breaches, physical attacks and security breaches, or other malicious acts, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; widespread health emergencies or outbreaks of infectious diseases such as COVID-19, which may affect our financial position, results of operations and cash flows; failure to achieve the Company's greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; social attitudes regarding the electric utility and power industries; political and economic conditions; acts of war or terrorism; changes in financial or regulatory accounting principles or policies imposed by governing bodies; changes in effective tax rate; and risks and uncertainties related to All-Source RFP projects, including, but not limited to, regulatory processes, transmission capabilities, system interconnections, permitting and construction delays, legislative uncertainty, inflationary impacts, supply costs and supply chain constraints. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov and on the Company's website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Revenues, net	$940	$745
Alternative revenue programs, net of amortization	(11)	3
Total revenues	929	748
Operating expenses:
Purchased power and fuel	405	304
Generation, transmission and distribution	99	93
Administrative and other	95	80
Depreciation and amortization	121	111
Taxes other than income taxes	47	43
Total operating expenses	767	631
Income from operations	162	117
Interest expense, net	51	44
Other income:
Allowance for equity funds used during construction	5	3
Miscellaneous income, net	6	12
Other income, net	11	15
Income before income tax expense	122	88
Income tax expense	13	14
Net income	109	74
Other comprehensive income	1	—
Net income and Comprehensive income	$110	$74

Weighted-average common shares outstanding (in thousands):
Basic	101,299	91,840
Diluted	101,467	92,571

Earnings per share:
Basic	$1.08	$0.81
Diluted	$1.08	$0.80

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$176	$5
Accounts receivable, net	412	414
Inventories	114	113
Regulatory assets—current	177	221
Other current assets	203	182
Total current assets	1,082	935
Electric utility plant, net	9,663	9,546
Regulatory assets—noncurrent	606	492
Nuclear decommissioning trust	30	31
Non-qualified benefit plan trust	36	35
Other noncurrent assets	171	169
Total assets	$11,588	$11,208

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	March 31, 2024	December 31, 2023
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$289	$347
Liabilities from price risk management activities—current	137	164
Short-term debt	—	146
Current portion of long-term debt	80	80
Current portion of finance lease obligation	23	20
Accrued expenses and other current liabilities	356	355
Total current liabilities	885	1,112
Long-term debt, net of current portion	4,353	3,905
Regulatory liabilities—noncurrent	1,406	1,398
Deferred income taxes	534	488
Unfunded status of pension and postretirement plans	160	172
Liabilities from price risk management activities—noncurrent	56	75
Asset retirement obligations	273	272
Non-qualified benefit plan liabilities	78	79
Finance lease obligations, net of current portion	285	289
Other noncurrent liabilities	99	99
Total liabilities	8,129	7,889
Commitments and contingencies (see notes)
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, no par value, 160,000,000 shares authorized; 103,023,507 and 101,159,609 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1,828	1,750
Accumulated other comprehensive loss	(4)	(5)
Retained earnings	1,635	1,574
Total shareholders’ equity	3,459	3,319
Total liabilities and shareholders’ equity	$11,588	$11,208

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$109	$74
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121	111
Deferred income taxes	37	4
Pension and other postretirement benefits	1	1
Allowance for equity funds used during construction	(5)	(3)
Decoupling mechanism deferrals, net of amortization	11	(3)
Regulatory assets	(120)	(6)
Regulatory liabilities	(3)	8
Other non-cash income and expenses, net	23	10
Changes in working capital:
Accounts receivable, net	(5)	34
Inventories	(1)	—
Margin deposits	27	86
Accounts payable and accrued liabilities	24	(174)
Margin deposits from wholesale counterparties	—	(140)
Other working capital items, net	(16)	(27)
Other, net	(28)	(14)
Net cash provided by (used in) operating activities	175	(39)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from investing activities:
Capital expenditures	(325)	(274)
Proceeds from sale of properties	—	2
Other, net	(6)	(4)
Net cash used in investing activities	(331)	(276)

Cash flows from financing activities:
Proceeds from issuance of common stock	$78	$300
Proceeds from issuance of long-term debt	450	100
Payments on long-term debt	—	(260)
Issuance (maturities) of commercial paper, net	(146)	68
Dividends paid	(48)	(40)
Other	(7)	(6)
Net cash provided by financing activities	327	162
Change in cash and cash equivalents	171	(153)
Cash and cash equivalents, beginning of period	5	165
Cash and cash equivalents, end of period	$176	$12

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$26	$22
Cash paid for income taxes, net	2	2

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended March 31,
	2024		2023
Revenues (dollars in millions):
Retail:
Residential	$415	45%	$362	48%
Commercial	227	24	197	27
Industrial	102	11	82	11
Direct Access	6	1	6	1
Subtotal Retail	750	81	647	87
Alternative revenue programs, net of amortization	(11)	(1)	3	—
Other accrued revenues, net	1	—	1	—
Total retail revenues	740	80	651	87
Wholesale revenues	176	19	88	12
Other operating revenues	13	1	9	1
Total revenues	$929	100%	$748	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	2,243	29%	2,327	33
Commercial	1,628	21	1,657	24
Industrial	1,186	15	1,071	15
Subtotal	5,057	65	5,055	72
Direct access:
Commercial	120	2	129	2
Industrial	396	5	436	6
Subtotal	516	7	565	8
Total retail energy deliveries	5,573	72	5,620	80
Wholesale energy deliveries	2,179	28	1,396	20
Total energy deliveries	7,752	100%	7,016	100%

Average number of retail customers:
Residential	824,239	88%	813,955	88%
Commercial	112,869	12	112,475	12
Industrial	204	—	194	—
Direct access	514	—	542	—
Total	937,826	100%	927,166	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended March 31,
	2024		2023
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	3,028	40%	2,896	43%
Coal	526	7	596	9
Total thermal	3,554	47	3,492	52
Hydro	393	5	295	4
Wind	590	8	481	7
Total generation	4,537	60	4,268	63
Purchased power:
Hydro	1,564	21	1,080	16
Wind	306	4	232	3
Solar	147	1	145	2
Natural Gas	94	1	11	—
Waste, Wood, and Landfill Gas	39	1	43	1
Source not specified	923	12	1,005	15
Total purchased power	3,073	40	2,516	37
Total system load	7,610	100%	6,784	100%
Less: wholesale sales	(2,179)		(1,396)
Retail load requirement	5,431		5,388

The following table indicates the number of heating degree-days for the three months ended March 31, 2024 and 2023, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days
	2024	2023	Avg.

January	759	667	704
February	539	658	606
March	457	602	528
Year-to-date	1,755	1,927	1,838
(Decrease) increase from the 15-year average	(5)%	5%